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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20579




                                    FORM 8-K
                                 CURRENT REPORT

                             ---------------------

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      January 23, 1998 (January 20, 1998)



                      Revlon Consumer Products Corporation
             (Exact name of registrant as specified in its charter)




  Delaware                     1-11334                     13-3662953
(State or other              (Commission                  (IRS Employer
 jurisdiction of             File Number)               Identification No.)
 incorporation)




625 Madison Avenue, New York, New York                      10022
(Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (212)527-4000



                                 Not Applicable
         (Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS.

         On January 20, 1998, Revlon Consumer Products Corporation (the "Company"), announced that it intends to redeem the Company's $260 million aggregate principal amount of 9 3/8% Senior Notes Due 2001 and $555 million aggregate principal amount of 10 1/2% Senior Subordinated Notes Due 2003 (together, the "Old Notes"). The redemptions will be funded by Revlon Escrow Corp., a newly formed subsidiary of an indirect parent of the Company, with the proceeds from the sale of a new series of senior notes and a new series of senior subordinated notes (together, the "Notes"). Following the redemptions, the Company will assume the obligations of Revlon Escrow Corp. under the Notes. The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

         Attached as Exhibit 99.1 hereto and incorporated herein by reference is the press release, dated January 20, 1998, that announced the offering of the Notes and the Company's intent to redeem the Old Notes.

         On January 22, 1998, the Company announced its preliminary unaudited results of operations for the fourth quarter and full year for 1997. Attached as Exhibit 99.2 hereto and incorporated herein by reference is the press release, dated January 22, 1998, that announced the Company's results of operations.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMA-
                  TION AND EXHIBITS.

                  (c)  Exhibits.

                       99.1             Press Release, January 20, 1998.
                       99.2             Press Release, January 22, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REVLON CONSUMER PRODUCTS CORPORATION


Dated: January 23, 1998

                                     By:  /s/ Robert K. Kretzman
                                        ---------------------------------------
                                        Name:   Robert K. Kretzman
                                        Title:  Vice President, Deputy
                                                General Counsel and
                                                Secretary





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                                 EXHIBIT INDEX

Exhibit No.                      Document
-----------                      --------
99.1                             Press Release, January 20, 1998.

99.2                             Press Release, January 22, 1998.


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